Exhibit 21.1
Subsidiaries of Registrant

State
of
Company	Incorporation

PMC Commercial Trust, Ltd. 1998-1	Delaware
PMCT Corp. 1998-1	Delaware
PMCT Sycamore, L.P.	Delaware
PMCT AH Sycamore, Inc.	Delaware
PMCT Macomb, L.P.	Delaware
PMCT AH Macomb, Inc.	Delaware
PMCT Marysville, L.P.	Delaware
PMCT AH, Inc.	Delaware
PMCT Plainfield, L.P.	Delaware
PMC Joint Venture, L.P. 2000	Delaware
PMC Joint Venture LLC 2000	Delaware
PMC Joint Venture, L.P. 2001	Delaware
PMC Joint Venture LLC 2001	Delaware
PMC Joint Venture, L.P. 2002-1	Delaware
PMC Joint Venture LLC 2002-1	Delaware
PMC Joint Venture, L.P. 2003-1	Delaware
PMC Joint Venture LLC 2003-1	Delaware
PMC Investment Corporation	Florida
Western Financial Capital Corporation	Florida
First Western SBLC, Inc.	Florida
PMC Funding Corp.	Florida
FW 97 L.L.C.	Delaware
PMC Capital, L.P. 1998-1	Delaware
PMC Capital Corp. 1998-1	Delaware
PMC Capital, L.P. 1999-1	Delaware
PMC Capital Corp. 1999-1	Delaware
PMC Asset Holding, LLC	Delaware
PMC Conduit, L.P.	Delaware
PMC Conduit, LLC	Delaware
PMC Preferred Capital Trust-A	Delaware
PMC Properties, Inc.	Delaware